Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-213589 on Form S-8 of WEC Energy Group, Inc. of our report dated June 20, 2024 appearing in this Annual Report on Form 11-K of WEC Energy Group Limited Retirement Savings Plan for the year ended December 31, 2023.

/s/ Crowe LLP

Oak Brook, Illinois
June 20, 2024